Exhibit 99.1

NEWS RELEASE

ALTRIA REPORTS 2008 THIRD-QUARTER RESULTS

•	Adjusted diluted earnings per share from continuing operations up 15% to $0.46 versus $0.40 in the third quarter of 2007

•

Altria reaffirms its 2008 guidance for adjusted diluted earnings per share from continuing operations in the range of $1.63 to $1.67, representing a growth rate of approximately 9% to 11%, from a base of $1.50 per share in 2007

•	Reported diluted earnings per share from continuing operations of $0.42 versus $0.43 in the third quarter of 2007

•	Altria’s proposed acquisition of UST passes federal antitrust review

•	Philip Morris USA’s adjusted operating companies income up 6.3% versus the third quarter of 2007

•	Marlboro delivers strong retail share gains, up 0.5 share points versus the third quarter of 2007 to 41.6%

RICHMOND, Va. October 23, 2008 – Altria Group, Inc. (Altria) (NYSE: MO) today announced third-quarter reported diluted earnings per share (EPS) from continuing operations of $0.42 versus $0.43 in the third quarter of 2007, down 2.3% versus the prior-year period. This quarter’s reported results reflect lower SABMiller equity earnings due to a charge resulting from intangible asset impairments, a higher income tax rate, and an increased allowance for losses at Philip Morris Capital Corporation (PMCC). These factors were partially offset by strong operating companies income (OCI) performance by Philip Morris USA (PM USA) and John Middleton Co. (Middleton), and lower general corporate expenses. Adjusted diluted EPS from continuing operations increased 15.0% to $0.46 versus $0.40 in the prior-year period.

“In the third quarter, Altria’s cigarette business delivered strong financial results,” said Michael E. Szymanczyk, Chairman and Chief Executive Officer of Altria. “PM USA’s adjusted operating companies income increased 6.3% and its operating margins continued to expand.”

6601 West Broad Street, Richmond, VA 23230

“In September, Altria announced that it had agreed to acquire UST, the world’s leading moist smokeless tobacco manufacturer,” Mr. Szymanczyk said. “This acquisition is both strategically compelling and financially attractive as it enhances Altria’s ability to deliver superior shareholder value. UST provides Altria with the leading premium brands, Copenhagen and Skoal, in the highly profitable moist smokeless tobacco category. We are very pleased that the transaction has passed federal antitrust review.”

Conference Call

A conference call with members of the investment community and news media will be webcast on October 23, 2008 at 9:00 a.m. Eastern Time. Access to the webcast is available at www.altria.com.

2008 Full-Year Forecast

Altria reaffirms its 2008 EPS guidance. Altria forecasts that 2008 adjusted full-year diluted EPS from continuing operations is expected to be in the range of $1.63 to $1.67. This range represents a 9% to 11% growth rate in EPS from an adjusted base of $1.50 per share in 2007. Altria continues to expect full-year operating companies income growth from continuing operations in the mid-single digits on both a reported and adjusted basis. The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections.

2008 Third-Quarter Results Excluding Special Items

Adjusted for the items shown in Table 1 below, third-quarter adjusted diluted EPS from continuing operations increased 15.0% versus the prior-year period to $0.46.

Table 1 - Adjusted Third Quarter Results
	Q3 2008	Q3 2007	Change
Reported diluted EPS from continuing operations	$0.42	$0.43	(2.3)%
Tax Items	-	(0.03)
SABMiller intangible asset impairments	0.03	-
Asset impairment, exit, integration and implementation costs	0.01	-

Adjusted diluted EPS from continuing operations	$0.46	$0.40	15.0%

Adjusted for the items shown in Table 2 below, adjusted diluted EPS from continuing operations increased 11.3% in the first nine months of 2008 versus the prior-year period to $1.28.

Table 2 - Adjusted Nine Months Ended September 30
	Nine Months Ended Sept. 30
	2008	2007	Change
Reported diluted EPS from continuing operations	$1.15	$1.09	5.5%
Asset impairment, exit, integration and implementation costs	0.10	0.13
Recoveries from airline industry exposure	-	(0.06)
Gain on sale of corporate headquarters	(0.12)	-
Loss on early extinguishment of debt	0.12	-
SABMiller intangible asset impairments	0.03	-
Tax Items	-	(0.03)
Interest on tax reserve transfers to Kraft	-	0.02

Adjusted diluted EPS from continuing operations	$1.28	$1.15	11.3%

Dividend Increase

On August 28, 2008, Altria announced that it had increased its regular quarterly dividend by 10.3% to $0.32 per common share, representing an annualized rate of $1.28 per common share.

Altria Agrees to Acquire UST

On September 8, 2008, Altria and UST Inc. (UST) announced that the companies had entered into a definitive agreement for Altria to acquire all outstanding shares of UST, the world’s leading moist smokeless tobacco manufacturer. Under the terms of the agreement, UST’s shareholders will receive $69.50 in cash for each share of common stock held. The transaction is valued at approximately $11.7 billion, which includes the assumption of approximately $1.3 billion in debt.

On October 2, 2008, the companies agreed to extend, at Altria’s option, the closing date of the transaction in the event conditions for closing are met prior to the end of 2008. On October 16, 2008, the companies announced that Altria’s proposed acquisition of UST passed federal antitrust review. Completion of the transaction remains subject to UST shareholder approval and certain other customary closing conditions. If approved and all other conditions to closing are satisfied, Altria expects the transaction to close during the first full week of January 2009 and no later than January 7th.

Altria has fully committed financing to complete the transaction. Once the transaction closes, Altria plans to focus on integrating UST and its subsidiaries into the Altria family of companies to deliver the shareholder and consumer value it expects from this financially and strategically compelling acquisition. However, given the conditions in the public debt markets until Altria completes its long-term financing for the transaction, it will be difficult to predict if the UST acquisition will be accretive to Altria’s adjusted diluted earnings per share within twelve months of closing as was initially anticipated.

ALTRIA GROUP, INC.

As described in “Note 15. Segment Reporting” of Altria’s 2007 Annual Report, management reviews operating companies income, which is defined as operating income before corporate expenses and amortization of intangibles, to evaluate segment performance and allocate resources. Management believes it is appropriate to disclose this measure to help investors analyze business performance and trends. For a reconciliation of operating companies income to operating income, see the Condensed Consolidated Statements of Earnings contained in this release. Altria’s reporting segments are Cigarettes and other tobacco products; Cigars; and Financial services. All references in this news release are to continuing operations, unless otherwise noted.

2008 Third-Quarter Results

Net revenues increased 5.0% to $5.2 billion. Operating income increased 8.8% to $1.3 billion, primarily driven by higher operating companies income and lower general corporate expenses. Earnings from continuing operations decreased 3.7% to $867 million due primarily to lower SABMiller equity earnings resulting from a charge of $85 million for intangible asset impairments required under accounting principles generally accepted in the United States of America (U.S. GAAP), and a higher income tax rate versus the prior-year period which included a benefit from the reversal of tax reserves no longer required.

CIGARETTES and OTHER TOBACCO PRODUCTS

2008 Third-Quarter Results

PM USA’s net revenues increased 2.8% to $5.1 billion. Revenues net of excise taxes increased 4.6% to $4.2 billion, primarily driven by lower wholesale promotional allowance rates, partially offset by lower volume. Following the Philip Morris International Inc. (PMI) spin-off in March 2008, PM USA began reporting revenues and costs of sales for contract volume manufactured for PMI consistent with all other sales to third parties. PM USA’s third-quarter revenues included $97 million from contract volume manufactured for PMI under an agreement that is expected to terminate before the end of 2008. As shown in Table 3 below, PM USA’s adjusted revenues net of excise taxes and contract volume manufactured for PMI increased 2.2% to $4.1 billion.

Table 3 - PM USA Adjusted Revenues ($ Millions)
	Q3 2008	Q3 2007	Change
PM USA net revenues	$5,084	$4,944	2.8%
Excise taxes on cigarettes and other tobacco products	(883)	(927)

PM USA revenues net of excise taxes	4,201	4,017	4.6%
Revenues for contract volume manufactured for PMI	(97)	-

Adjusted PM USA revenues net of excise taxes and contract volume manufactured for PMI	$4,104	$4,017	2.2%

PM USA’s reported operating companies income increased 5.7% versus the prior-year period to approximately $1.4 billion, due to lower wholesale promotional allowance rates and lower selling, general and administrative (SG&A) spending, partially offset by lower volume, increased resolution expenses, higher leaf costs, costs related to the reduction of contract volume manufactured for PMI and higher charges for the previously announced closure of the Cabarrus, North Carolina manufacturing facility. Adjusted for costs related to the Cabarrus facility closure, PM USA’s third-quarter 2008 operating companies income increased by 6.3% versus the prior-year period to $1.4 billion as shown in Table 4 below.

Table 4 - PM USA Adjusted OCI ($ Millions)
	Q3 2008	Q3 2007	Change
PM USA reported operating companies income	$1,369	$1,295	5.7%
Asset impairment, exit and implementation costs	31	22

Adjusted PM USA operating companies income	$1,400	$1,317	6.3%

Adjusted OCI margin*	34.1%	32.8%	1.3pp
*	Adjusted OCI margins are calculated as adjusted operating companies income, divided by adjusted PM USA revenues net of excise taxes and contract volume manufactured for PMI.

PM USA’s domestic cigarette shipment volume of 44.9 billion units was 4.8% lower than the prior-year period, but was estimated to be down approximately 4% when adjusted for changes in trade inventories and calendar differences. For the first nine months of 2008, PM USA’s domestic cigarette volume of 128.6 billion units was 3.6% lower than the prior-year period, but was estimated to be down approximately 3.5% to 4% when adjusted for changes in trade inventories and calendar differences. As the cigarette industry environment continues to evolve, PM USA believes that it can no longer accurately predict estimated future cigarette industry decline rates and PM USA is no longer providing this guidance.

PM USA’s cigarette volume performance by brand is summarized in Table 5 below.

Table 5 - PM USA Cigarette Volume* by Brand (Billion Units)
	Q3 2008	Q3 2007	Change**
Marlboro	37.5	39.1	(3.9)%
Parliament	1.5	1.5	(8.6)%
Virginia Slims	1.6	1.9	(12.9)%
Basic	3.2	3.5	(8.0)%

Focus Brands	43.8	46.0	(4.7)%
Other PM USA	1.1	1.1	(7.8)%

Total PM USA	44.9	47.1	(4.8)%
*	Unit volume includes units sold as well as promotional units, and excludes Puerto Rico, U.S. Territories Overseas Military, Philip Morris Duty Free Inc. and contract manufacturing for PMI.

** Calculation based on millions of units.

Marlboro achieved strong quarterly retail cigarette share results, gaining 0.5 share points versus the prior-year period to 41.6% as shown in Table 6 below. PM USA’s retail cigarette share declined 0.1 point in the third-quarter versus the prior-year period. For the first nine months of 2008, PM USA’s and Marlboro’s retail cigarette share increased 0.3 points and 0.6 points, respectively, versus the prior-year period.

Table 6 - PM USA Quarterly Retail Share*
	Q3 2008	Q3 2007	Change
Marlboro	41.6	41.1	0.5 pp
Parliament	1.7	1.9	-0.2 pp
Virginia Slims	2.0	2.2	-0.2 pp
Basic	3.9	4.0	-0.1 pp

Focus Brands	49.2	49.2	0.0 pp
Other PM USA	1.3	1.4	-0.1 pp

Total PM USA	50.5	50.6	-0.1 pp

*	Retail share performance is based on data from the Information Resources, Inc. (IRI)/Capstone Total Retail Panel, which is a tracking service that uses a sample of stores to project market share performance in retail stores selling cigarettes. The panel was not designed to capture sales through other channels, including the Internet and direct mail.

PM USA continues to test market Marlboro Snus, which is a spit-free, smokeless tobacco pouch product designed especially for adult smokers, in Dallas, Texas and Indianapolis,

Indiana. In addition, PM USA continues to test market Marlboro Moist Smokeless Tobacco in the greater Atlanta, Georgia area.

CIGARS

2008 Third-Quarter Results

Middleton’s third-quarter net revenues were $98 million and revenues net of excise taxes were $84 million. Reported operating companies income in the third quarter was $37 million, which includes a $9 million charge for integration costs. Middleton’s third-quarter cigar shipment volume grew 2.3% versus the prior-year period to 329 million units. In the third quarter, cigar shipment volume was impacted by the timing of promotional shipments. For the first nine months of 2008, Middleton’s cigar shipment volume increased 7.1% versus the prior-year period.

Middleton’s third-quarter retail share increased 1.9 share points versus the prior-year period to 30.0% of the machine-made large cigar segment, driven by Black & Mild1. Third-quarter retail share for Black & Mild increased 2.2 share points versus the prior-year period to 29.2% of the machine-made large cigar segment.

Earlier this year, PM USA’s sales force began representing Middleton’s brands at retail. PM USA’s sales force efforts continue to increase Black & Mild’s retail distribution and visibility, which have contributed to Middleton’s strong retail share gains.

FINANCIAL SERVICES

2008 Third-Quarter Results

PMCC’s reported operating companies income declined $52 million versus the prior-year period for a loss of $7 million. PMCC’s third quarter of 2008 results reflect an increase in the allowance for losses of $50 million. In the third quarter of 2007, PMCC reported operating companies income of $45 million.

PMCC remains focused on managing its portfolio of leased assets to maximize gains and cash flows from income generating assets, as well as asset sales and related activities. PMCC is

[1]	Retail share performance is based on the 12-week periods ending August 31, 2008 and September 2, 2007 from the IRI Cigar Database for Food, Drug, Mass Merchandise and Convenience trade classes, which was created to specifically track cigar market share performance.

not making new investments and expects that its operating companies income will vary over time as investments mature or are sold.

Altria Profile

As of September 30, 2008, Altria owned 100% of each of PM USA, Middleton and PMCC. In addition, Altria held a 28.5% economic and voting interest in SABMiller plc.

The brand portfolio of Altria’s tobacco operating companies includes such well-known names as Marlboro, Parliament, Virginia Slims, Basic and Black & Mild. Trademarks and service marks referenced in this release are the property of, or licensed by, Altria Group, Inc. or its subsidiaries. More information is available about Altria at www.altria.com.

Forward-Looking and Cautionary Statements

This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

The forward-looking statements in this press release include, without limitation, expectations with respect to the proposed acquisition of UST. Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the parties’ ability to consummate the transaction as expected; the possibility that one or more of the conditions to the consummation of the transaction may not be satisfied; the possibility that regulatory and/or shareholder approvals required for the transaction may not be obtained in a timely manner, if at all; the parties’ ability to meet expectations regarding the timing, completion, and other matters relating to the transaction; and any event that could give rise to the termination of the merger agreement. Other important factors include the possibility that the expected synergies will not be realized or will not be realized within the expected time period and the risk that the integration of UST will not be successful, in each case due to, among other things, changes in the tobacco industry; prevailing economic, market, and business conditions affecting the parties; risks that the transaction disrupts the parties’ current plans and operations; and the other factors detailed in the publicly filed documents, including the Annual Report on Form 10-K for the year ended December 31, 2007 and the Quarterly Report on Form 10-Q for the period ended June 30, 2008.

Other factors as well could cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release. By way of example, Altria’s tobacco subsidiaries (PM USA and Middleton) are subject to intense price competition; changes in consumer preferences and demand for their products; fluctuations in raw material availability, quality and cost; fluctuations in levels of customer inventories; the effects of global, national and local economic and market conditions; changes to income tax laws; legislation, including actual and potential excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements on consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; governmental regulation; privately imposed smoking restrictions; and governmental and grand jury investigations. Their results are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to new consumer trends; to develop new products and markets and to broaden brand portfolios in order to compete effectively; and to improve productivity.

Altria’s subsidiaries continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the companies’ understanding of applicable law and bonding requirements in the limited number of jurisdictions that do not limit the dollar amount of appeal bonds.

Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Other Information

This communication may be deemed to be solicitation material in respect of the proposed acquisition of UST by Altria. In connection with the proposed acquisition, UST filed a preliminary proxy statement and intends to file relevant materials with the SEC, including a definitive proxy statement on Schedule 14A.

INVESTORS AND SHAREHOLDERS ARE URGED TO READ UST’S PROXY STATEMENT AND ALL RELEVANT DOCUMENTS FILED WITH THE SEC (AS THEY BECOME AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and shareholders will be able to obtain the documents free of charge through the website maintained by the SEC at www.sec.gov. A free copy of the definitive proxy statement and other relevant documents, when they become available, also may be obtained from UST Inc., 6 High Ridge Park, Building A, Stamford, Connecticut 06905-1323, Attn: Investor Relations. Investors and security holders may access copies of the documents filed with the U.S. Securities and Exchange Commission by UST on its website at www.ustinc.com. Such documents are not currently available.

Altria and UST and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from UST’s shareholders in connection with the merger. Information about Altria’s directors and executive officers is set forth in Altria’s proxy statement on Schedule 14A filed with the SEC on April 24, 2008 and Altria’s Annual Report on Form 10-K filed on February 28, 2008. Information about UST’s directors and executive officers is set forth in UST’s proxy statement on Schedule 14A filed with the SEC on March 24, 2008 and UST’s Annual Report on Form 10-K filed on February 22, 2008. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the definitive proxy statement that UST intends to file with the SEC.

CONTACT:

Clifford B. Fleet

Vice President, Investor Relations

804-484-8222

Daniel R. Murphy

Director, Investor Relations

804-484-8222

SOURCE: Altria Group, Inc.

Schedule 1

ALTRIA GROUP, INC.

and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Quarters Ended September 30,

(in millions of dollars, except per share data)

(Unaudited)

	2008	2007	% Change

Net revenues	$5,238	$4,987	5.0%
Cost of sales	2,230	2,096	6.4%
Excise taxes on products (*)	897	927	(3.2) %

Gross profit	2,111	1,964	7.5%
Marketing, administration and research costs	697	621
Asset impairment and exit costs	15	10
Recoveries from airline industry exposure	-	(7)

Operating companies income	1,399	1,340	4.4%
Amortization of intangibles	2	-
General corporate expenses	66	115
Corporate asset impairment and exit costs	2	3

Operating income	1,329	1,222	8.8%
Interest and other debt expense, net	25	27
Equity earnings in SABMiller	(54)	(132)

Earnings from continuing operations before income taxes	1,358	1,327	2.3%
Provision for income taxes	491	427	15.0%

Earnings from continuing operations	867	900	(3.7) %
Earnings from discontinued operations, net of income taxes and minority interest	-	1,733

Net earnings	$867	$2,633	(67.1) %

Per share data:
Basic earnings per share:
Continuing operations	$0.42	$0.43	(2.3) %
Discontinued operations	$-	$0.82

Net earnings	$0.42	$1.25	(66.4) %

Diluted earnings per share:
Continuing operations	$0.42	$0.43	(2.3) %
Discontinued operations	$-	$0.81

Net earnings	$0.42	$1.24	(66.1) %

Weighted average number of shares outstanding:
Basic	2,058	2,103	(2.1) %
Diluted	2,070	2,117	(2.2) %

(*)	The segment detail of excise taxes on products sold is shown in Schedule 2.

Schedule 2

ALTRIA GROUP, INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Quarters Ended September 30,

(in millions of dollars)

(Unaudited)

	Net Revenues				Operating Companies Income
	Cigarettes and other tobacco products	Cigars	Financial services	Total	Cigarettes and other tobacco products	Cigars	Financial services	Total

2008	$5,084	$98	$56	$5,238	$1,369	$37	$(7)	$1,399
2007	4,944	-	43	4,987	1,295	-	45	1,340
% Change	2.8%	-	30.2%	5.0%	5.7%	-	(100%) +	4.4%

Reconciliation:
For the quarter ended September 30, 2007	$4,944	$-	$43	$4,987	$1,295	$-	$45	$1,340

Asset impairment and exit costs - 2007	-	-	-	-	10	-	-	10
Implementation costs - 2007	-	-	-	-	12	-	-	12
Recoveries from airline industry exposure - 2007	-	-	-	-	-	-	(7)	(7)

	-	-	-	-	22	-	(7)	15

Asset impairment and exit costs - 2008	-	-	-	-	(15)	-	-	(15)
Integration costs - 2008	-	-	-	-	-	(9)	-	(9)
Implementation costs - 2008	-	-	-	-	(16)	-	-	(16)

	-	-	-	-	(31)	(9)	-	(40)

Acquired business	-	98	-	98	-	46	-	46
Operations	140	-	13	153	83	-	(45)	38

For the quarter ended September 30, 2008	$5,084	$98	$56	$5,238	$1,369	$37	$(7)	$1,399

(*) The detail of excise taxes on products sold is as follows:
2008	$883	$14	$-	$897
2007	$927	$-	$-	$927

Schedule 3

ALTRIA GROUP, INC.

and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Nine Months Ended September 30,

(in millions of dollars, except per share data)

(Unaudited)

	2008	2007	% Change

Net revenues	$14,702	$14,136	4.0%
Cost of sales	6,285	5,905	6.4%
Excise taxes on products (*)	2,578	2,626	(1.8)%

Gross profit	5,839	5,605	4.2%
Marketing, administration and research costs	1,824	1,718
Asset impairment and exit costs	44	328
Recoveries from airline industry exposure	-	(214)

Operating companies income	3,971	3,773	5.2%
Amortization of intangibles	5	-
General corporate expenses	236	341
Gain on sale of corporate headquarters building	(404)	-
Corporate asset impairment and exit costs	250	64

Operating income	3,884	3,368	15.3%
Interest and other debt expense, net	27	190
Loss on early extinguishment of debt	393	-
Equity earnings in SABMiller	(344)	(392)

Earnings from continuing operations before income taxes	3,808	3,570	6.7%
Provision for income taxes	1,397	1,259	11.0%

Earnings from continuing operations	2,411	2,311	4.3%
Earnings from discontinued operations, net of income taxes and minority interest	1,840	5,287

Net earnings	$4,251	$7,598	(44.1)%

Per share data (**):
Basic earnings per share:
Continuing operations	$1.16	$1.10	5.5%
Discontinued operations	$0.88	$2.52

Net earnings	$2.04	$3.62	(43.6)%

Diluted earnings per share:
Continuing operations	$1.15	$1.09	5.5%
Discontinued operations	$0.88	$2.50

Net earnings	$2.03	$3.59	(43.5)%

Weighted average number of shares outstanding:
Basic	2,080	2,100	(1.0)%
Diluted	2,093	2,115	(1.0)%

(*) The segment detail of excise taxes on products sold is shown in Schedule 4.

(**) Basic and diluted earnings per share are computed independently for each period. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

Schedule 4

ALTRIA GROUP, INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Nine Months Ended September 30,

(in millions of dollars)

(Unaudited)

	Net Revenues				Operating Companies Income
	Cigarettes and other tobacco products	Cigars	Financial services	Total	Cigarettes and other tobacco products	Cigars	Financial services	Total

2008	$14,233	$290	$179	$14,702	$3,746	$128	$97	$3,971
2007	13,998	-	138	14,136	3,429	-	344	3,773
% Change	1.7%	-	29.7%	4.0%	9.2%	-	(71.8)%	5.2%

Reconciliation:
For the nine months ended September 30, 2007	$13,998	$-	$138	$14,136	$3,429	$-	$344	$3,773

Asset impairment and exit costs - 2007	-	-	-	-	328	-	-	328
Implementation costs - 2007	-	-	-	-	12	-	-	12
Recoveries from airline industry exposure - 2007	-	-	-	-	-	-	(214)	(214)

	-	-	-	-	340	-	(214)	126

Asset impairment and exit costs - 2008	-	-	-	-	(44)	-	-	(44)
Integration costs - 2008	-	-	-	-	-	(12)	-	(12)
Implementation costs - 2008	-	-	-	-	(48)	-	-	(48)

	-	-	-	-	(92)	(12)	-	(104)

Acquired business	-	290	-	290	-	140	-	140
Operations	235	-	41	276	69	-	(33)	36

For the nine months ended September 30, 2008	$14,233	$290	$179	$14,702	$3,746	$128	$97	$3,971

(*) The detail of excise taxes on products sold is as follows:
2008	$2,533	$45	$-	$2,578
2007	$2,626	$-	$-	$2,626

Schedule 5

ALTRIA GROUP, INC.

and Subsidiaries

Net Earnings and Diluted Earnings Per Share

For the Quarters Ended September 30,

(in millions of dollars, except per share data)

(Unaudited)

	Net Earnings	Diluted E.P.S.
2008 Continuing Earnings	$867	$0.42
2007 Continuing Earnings	$900	$0.43
% Change	(3.7)%	(2.3)%

Reconciliation:
2007 Continuing Earnings	$900	$0.43

2007 Asset impairment, exit and implementation costs	15	-
2007 Recoveries from airline industry exposure	(4)	-
2007 Tax items	(55)	(0.03)

	(44)	(0.03)

2008 Asset impairment, exit, integration and implementation costs	(27)	(0.01)
2008 SABMiller intangible asset impairments	(54)	(0.03)
2008 Financing fees	(3)	-

	(84)	(0.04)

Change in shares	-	0.01
Change in tax rate	4	-
Operations	91	0.05

2008 Continuing Earnings	$867	$0.42
2008 Discontinued Earnings	$-	$-

2008 Net Earnings	$867	$0.42

2008 Continuing Earnings Adjusted For Special Items	$951	$0.46
2007 Continuing Earnings Adjusted For Special Items	$856	$0.40
% Change	11.1%	15.0%

Schedule 6

ALTRIA GROUP, INC.

and Subsidiaries

Net Earnings and Diluted Earnings Per Share

For the Nine Months Ended September 30,

(in millions of dollars, except per share data)

(Unaudited)

	Net Earnings	Diluted E.P.S. (*)
2008 Continuing Earnings	$2,411	$1.15
2007 Continuing Earnings	$2,311	$1.09
% Change	4.3%	5.5%

Reconciliation:
2007 Continuing Earnings	$2,311	$1.09

2007 Asset impairment, exit and implementation costs	256	0.13
2007 Interest on tax reserve transfers to Kraft	50	0.02
2007 Recoveries from airline industry exposure	(137)	(0.06)
2007 Tax items	(55)	(0.03)

	114	0.06

2008 Asset impairment, exit, integration and implementation costs	(223)	(0.10)
2008 Gain on sale of corporate headquarters building	263	0.12
2008 Loss on early extinguishment of debt	(256)	(0.12)
2008 SABMiller intangible asset impairments	(54)	(0.03)
2008 Financing fees	(3)	-

	(273)	(0.13)

Change in shares	-	0.01
Change in tax rate	4	-
Operations	255	0.12

2008 Continuing Earnings	$2,411	$1.15
2008 Discontinued Earnings	$1,840	$0.88

2008 Net Earnings	$4,251	$2.03

2008 Continuing Earnings Adjusted For Special Items	$2,684	$1.28
2007 Continuing Earnings Adjusted For Special Items	$2,425	$1.15
% Change	10.7%	11.3%

(*) Diluted earnings per share is computed independently for each period. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

Schedule 7

ALTRIA GROUP, INC.

and Subsidiaries

Condensed Consolidated Balance Sheets

(in millions of dollars)

(Unaudited)

	September 30, 2008	December 31, 2007
Assets
Cash and cash equivalents	$915	$4,842
Other current assets	2,930	3,281
Property, plant and equipment, net	2,162	2,422
Goodwill and other intangible assets, net	3,122	3,125
Investment in SABMiller	4,146	3,960
Other long-term assets	1,836	1,782
Total assets of discontinued operations	-	31,736

Total consumer products assets	15,111	51,148
Total financial services assets	5,559	6,063

Total assets	$20,670	$57,211

Liabilities and Stockholders’ Equity
Current portion of long-term debt	284	2,354
Accrued settlement charges	3,696	3,986
Other current liabilities	2,493	4,169
Long-term debt	101	1,885
Accrued postretirement health care costs	1,894	1,916
Other long-term liabilities	2,588	2,406
Total liabilities of discontinued operations	-	16,338

Total consumer products liabilities	11,056	33,054
Total financial services liabilities	5,436	5,603

Total liabilities	16,492	38,657
Total stockholders’ equity	4,178	18,554

Total liabilities and stockholders’ equity	$20,670	$57,211

Total consumer products debt	$385	$4,239
Total debt	$885	$4,739